SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)      FEBRUARY 26, 1998



                         COSTA RICA INTERNATIONAL, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     NEVADA
-------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



                   0-18222                              87-0432572
       --------------------------------      ----------------------------------
           (Commission File Number)          (IRS Employer Identification No.)



                            95 MERRICK WAY, SUITE 507
                           CORAL GABLES, FLORIDA 33134
-------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (305) 476-1757


                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

    1. Corporacion As de Oros, S.A. ("As de Oros") Consolidated Condensed Balance Sheet, as of December 31, 1997. (Unaudited)
    2. As de Oros Consolidated Condensed Statements of Operations for the three months ended December 31, 1997 and 1996. (Unaudited)
    3. As de Oros Consolidated Condensed Statements of Cash Flows for the three months ended December 31, 1997 and 1996. (Unaudited)

(b) Pro forma financial information

    1. Pro Forma Combined Condensed Balance Sheet at December 31, 1997. (Unaudited)
    2. Pro Forma Combined Condensed Statement of Operations for the three months ended December 31, 1997. (Unaudited)
    3. Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 1997. (Unaudited)

(c) Exhibits

    1. Corporacion As de Oros, S.A. and Subsidiaries audited Consolidated Financial Statements as of September 30, 1997, 1996 and 1995.

                  CORPORACION AS DE OROS, S.A. and subsidiaries
                      Consolidated Condensed Balance Sheet
                             As of December 31, 1997
                           (In thousands of dollars)
                                    unaudited

                                         1997
                                         ----
Assets
Current Assets
Cash and equivalents                       117
Accounts receivables - net               4,598
Inventories - net                        3,751
Other current assets                     1,109
                                        ------
  Total current assets                   9,575
                                        ------

Property, plant and equipment, net       5,915
Other assets                               378
                                        ------
Total Assets                            15,868
                                        ------

Liabilities and Stockholders'
Equity(Deficit)

Current liabilities
Short term notes payables                8,194
Accounts payable                         3,752
Accured expense                            685
                                        ------
  Total current liabilities             12,631
                                        ------

Long term debt                           4,480
                                        ------
Total Liabilities                       17,111
                                        ------

Stockholders' Equity(Deficit)

Common stock                             4,657
Preferred shares                         1,003
Additional paid in capital                 736
Accummulated (Deficit)                  (5,006)
Translation adjustment                  (2,633)
                                        ------
  Total Stockholders' (Deficit) Equity  (1,243)
                                        ------

Total Liabilities and Stockholders'
Equity(Deficit)                         15,868
                                        ------


See accompanying notes to consolidated condensed financial statements.

                  CORPORACION AS DE OROS, S.A. and subsidiaries
                 Consolidated Condensed Statements of Operations
             For the three months ended December 31, 1997 and 1996
          (In thousands of dollars except share and per share amounts)
                                   (unaudited)

                                           1997           1996
                                           ----           ----

Sales                                     13,027         13.561
Cost of sales                              9,486         10,709
                                          ------         ------
 Gross profit                              3,541          2,852
                                          ------         ------

Operating expenses
 Selling                                   1,569          1,837
 General and administrative                  779            628
                                          ------         ------
   Total operating expenses                2,348          2,465
                                          ------         ------

Income from operations                     1,193            387

Other expenses (income)
 Interest expense                            558          1,054
 Interest income                              (8)           (55)
 Currency exchange losses, net               137            156
 Miscellaneous, net                           (9)          (189)
                                          ------         ------
   Other expenses, net                       678            966
                                          ------         ------

Income (loss) before tax                     515           (579)
                                          ------         ------

Preferred stock dividends                    (11)           (39)
                                          ------         ------

Net income applicable to common stock        504           (618)
                                          ------         ------
Earnings per share:
  Net income (loss) per common share       0.336        (0.4120)
  Weighted average number of common
    Shares outstanding                 1,500,000      1,500,000


See accompanying noted to consolidated condensed financial statements.

                  CORPORACION AS DE OROS, S.A. and subsidiaries
                 Consolidated Condensed Statements of Cash Flows
             For the three months ended December 31, 1997 and 1996
                           (In thousands of dollars)
                                  (unaudited)

                                                1997           1996
                                                ----           ----

Net income (loss)                                 515           (579)
Adjustments to reconcile net income to
Net cash provided by operating activities:
 Depreciation and amortization                    128            241
 Allowance for doubtful accounts                   40             30
 Allowance for renewal of production
   poultry                                         81            143
Cash provided by (used for):
 Notes and account receivables                 (1,360)          (791)
 Inventories                                      474            341
 Prepaid expenses                                (313)           (12)
 Accounts payable                                (653)           (82)
 Accrued expenses                                 (99)           (45)
                                               -------        -------
Net cash used for operating activities          (1,187)          (754)
                                               -------        -------

Cash flow from investing activities:
 Short term investment                           (301)           (17)
 Additions to property, plant and equipment      (220)          (202)
 Proceeds from sale of productive assets           95             50
 Other assets                                      (4)           105
                                               -------        -------
Net cash used for investing activities           (430)           (64)
                                               -------        -------

Cash flow from financing activities:
 Short-term financing                           1,268            242
 Cash dividends                                   (11)           (39)
 Long term financing - payments                  (303)          (327)
                                               -------        -------
Net cash provided by - (used for)
financing activities                              954           (124)
                                               -------        -------

Effect of exchange rate changes on cash           229             22

Net decrease in cash                             (434)          (920)
Cash balance at beginning of period               551          1,471
                                               -------        -------
Cash balance at end of period                     117            551
                                               -------        -------


See accompanying noted to consolidated condensed financial statements.

                 CORPORACION AS DE OROS, S.A. and Subsidiaries
              Notes to Consolidated Condensed Financial Statements
                             As of December 31, 1997
                                   (unaudited)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of consolidation

     The consolidated financial statements include the accounts of Corporacion As de Oros, S.A. and its wholly-owned subsidiaries Restaurantes As, S.A. and Corasa Estudiantes, S.A. All significant inter-company balances and transactions have been eliminated in consolidation.

(b) Accounting Principles

     The consolidated financial statements have been prepared in accordance with accouting principles generally accepted in the United States of America (USGAAP).

(c) Uses of estimates

     Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of assets and liabilities to prepare financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(d) Foreign currency translation

     Most business transactions of Corporacion As de Oros, S.A. and its subsidiaries take place in the Republic of Costa Rica, where the local currency is the colon. The parity of the colon to the U.S. dollar is determined by the Central Bank of Costa Rica. As of December 31, 1997, commercial exchange rates was 244.53 colones to U.S.$1.00.

     The consolidated financial statements have been translated to U.S. dollars on the basis of the colon as the functional currency, as follows: assets and liabilities denominated in US dollars have been stated at nominal dollar amounts; assets and liabilities denominated in Costa Rican colones have been translated at the commercial exchange rates prevailing at balance sheet dates; stockholders' equity accounts have been translated at exchange rates in effect when incurred or realized (historical exchange rates); revenue and expenses have been translated at average rates in effect during the years then ended. Translation adjustments have been recorded as a separate component of stockholders' equity.

(e) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the weighted-average method, except for inventories in transit which are valued at specific cost. Allowance for renewal of production poultry is determined based on the estimated poultry reproductive period.

(f) Property, plant and equipment

     Property, plant and equipment are stated at cost. Improvements to property and equipment which extend their useful lives are capitalized. Disbursements for maintenance, repairs and minor renewals are expensed when incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets: buildings-50 years; vehicles, machinery and equipment, furniture and fixtures-between 5 and 20 years.

(g) Year 2000

     As of December 31, 1997, the Company's management is preparing a plan to evaluate its current computer systems and the estimated costs of conversion, if required. As of the day of this report the effect, if any, on the Company's operations is uncertain.

(h) CONTIGENCIES

     In 1997, Tax authorities issued and assessment for fiscal year 1995 seeking US$128,341 of additional income taxes. Authorities have contested depreciation expense and income tax withholdings of employees. The Company has appealed this decision and does not expect that its resolution will result in material adverse effect on the results of its operations or its financial position.

     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the final resolution of these matters will not have a material effect on the Company's consolidated financial position, results of operations, or liquidity.

(i) SUBSEQUENT EVENTS

     On February 26, 1998 the Company completed a private placement of US$20 million in notes payable bearing interest at 11.71% per annum, comprised of US$8 million in Series A Senior Notes and US$12 million in Series B Senior Notes, all due upon maturity on January 15, 2005. The Series B Notes have been used to refinance substantially all outstanding debt of Corporacion As de Oros, S.A. On February 26, 1998, bank loans outstanding were paid off using the proceeds from the Series B Notes.

     The Company is committed to comply with several financial and operational covenants, as well as to review the relevant terms included in the agreement to prevent the existence of default or event of default.

(2) INVENTORIES

As of December 31, 1997, inventories consist of the following:

                                                (In thousands of dollars)

     Finished products                                      708
     Poultry                                                626
     Production poultry                                     951
     Materials and supplies                                 499
     Raw materials                                        1,151
     In transit                                               8
                                                          -----
                                                          3,943
     Allowance for renewal of production poultry           (192)
                                                          -----
     Inventories, net                                     3,751

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

The following unaudited pro forma combined condensed financial statements assume a business combination between Costa Rica International, Inc. (the "Company") and As de Oros, accounted for using the purchase method of accounting. The pro forma unaudited combined condensed financial statements are presented using the Company's audited consolidated condensed statements of operations for the year ended September 30, 1997, combined with As de Oros' audited consolidated condensed financial statements for that same period. All other pro forma financial statements presented are based on unaudited financial statements.

The pro forma combined condensed financial statements are presented as if the transaction had taken place on October 1, 1996.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company and As de Oros.

The pro forma information is presented for illustrative purposes only and it does not necessarily indicate operating results and financial positions that would have occurred had the combination taken place as of that date, nor is it necessarily indicative of future results or financial position.

Pro Forma Combined Condensed Balance Sheet, reflecting Costa Rica International, Inc. (Unaudited) after giving effect to the acquisition as of December 31, 1997 (In thousands of dollars)

                                     COSTA RICA     CORPORATION         PRO FORMA      COMBINED PRO
                                    INTERNATIONAL,  AS DE OROS,        ADJUSTMENTS     FORMA BALANCE
                                         INC.           S.A.                                SHEET
                                    -------------   -----------        -----------     -------------
Assets
Current assets
Cash and equivalents                      1,220            117                               1,337
Notes and accounts receivables,
net                                       7,069          4,598 (3)          (555)           11,112
Inventories, net                          7,426          3,751                              11,177
Other current assets                      2,579          1,109                               3,688
                                        -------        -------                             -------
  Total current assets                   18,294          9,575                              27,314


Long term investment                      4,282              -                               4,282
Property, plant and equipment, net       14,097          5,915 (4)         6,193            26,205
Other assets                              1,484            378                               1,862
Goodwill                                      -              - (4)         2,438             2,438
                                        -------        -------                             -------
Total Assets                             38,157         15,868                              62,101
                                        =======        =======                             =======


Liabilities and Stockholders'
Equity (Deficit)

Current liabilities:
Short term notes payables               14,137           8,194 (3)          (555)          21,776
Account payable                          4,848           3,752                              8,600
Accumulated expenses                     1,582             685                              2,267
                                       -------         -------                            -------
 Total current liabilities              20,567          12,631                             32,643


Deferred taxes                               -               - (2)         1,858            1,858
Long term debt                           4,510           4,480 (1)         1,928           10,918
                                       -------         -------                            -------

 Total liabilities                      25,077          17,111                             45,419

Minority interest                        5,558                        (6)  1,002            6,560

Stockholders' Equity (Deficit)

Common stock                                20           4,657 (1)             2               22
Preferred shares                         2,216           1,003                              2,216
Additional paid-in capital               9,375             736 (1)         2,598           11,973
Retained earnings (Deficit)              2,760          (5,006)                             2,760
Foreign currency translation            (4,929)         (2,633)                            (4,929)
Treasury stock                            (848)              -                               (848)
Due from stockholders                   (1,072)              -                             (1,072)
                                       -------         -------                            -------
 Total stockholders' equity (Deficit)    7,522          (1,243)                            10,122


Total liabilities and stockholders'     38,157          15,868                             62,101
equity (Deficit)
                                        ======          ======                             ======


See accompanying notes to unaudited pro forma combined condensed financial statements.

Pro Forma (Unaudited) Combined Condensed Statement of Earnings, reflecting Costa
 Rica International, Inc. after giving effect to the acquisition For the three months ended December 31, 1997 (In thousands of dollars except share and per share amounts)

                                     COSTA RICA     CORPORATION         PRO FORMA      COMBINED PRO
                                    INTERNATIONAL,  AS DE OROS,        ADJUSTMENTS     FORMA BALANCE
                                         INC.           S.A.                                SHEET
                                    -------------   -----------        -----------     -------------
Net sales                                20,826          13,027 (3)          (525)          33,328
Cost of sales                            15,610           9,486 (3)          (525)          24,655
                                      ---------       --------- (4)            84          -------
 Gross profit                             5,216           3,541                              8,673
                                                                                           -------

Operating expenses
                                                                (4)            53
 Selling                                  1,859           1,569 (3)           (24)           3,457
 Administrative                           1,469             779 (4)            19            2,252
                                                                (3)           (15)
 Goodwill Amortization                        -               - (4)           122              122
                                      ---------       ---------                            -------
  Total operating expenses                3,328           2,348                              5,831
                                                                                           -------

Operating Income                          1,888           1,193                              2,842

Other expenses (income)
 Interest expense                           632             558                              1,190
 Interest income                           (128)             (8)                              (136)
 Exchange difference, net                    49             137                                186
 Miscellaneous                              (69)             (9)(3)           (40)             (38)
                                      ---------       ---------                            -------
  Total other expenses                      484             678                              1,202


Net income before income taxes            1,404             515                              1,640
and minority interest

Income tax                                  248               - (5)           (46)             202
                                      ---------       ---------                            -------
Net income before minority                1,156             515                              1,438
interest
Minority interest                           496               -                                496
                                      ---------       ---------                            -------

Net income                                  660             515                                942
                                      ---------       ---------                            -------
Preferred dividends                          39              11                                 50

Net income applicable to common             621             504                                892
stock                                 ---------       ---------                            -------

Earnings per share                       0.0313

Weighted average number of           19,809,396
shares

Pro forma earnings per share                                                                  0.04

Proforma weighted average                                                               22,256,454
number of shares

See accompanying notes to unaudited pro forma combined condensed financial statements.

Pro Forma (Unaudited) Combined Condensed Statement of Operations, reflecting Costa Rica International, Inc. after giving effect to the acquisition For the year ended September 30, 1997 (In thousands of dollars except share and per share amounts).

                                     COSTA RICA     CORPORATION         PRO FORMA      COMBINED PRO
                                    INTERNATIONAL,  AS DE OROS,        ADJUSTMENTS     FORMA BALANCE
                                         INC.           S.A.                                SHEET
                                    --------------  -----------        -----------     -------------
Net sales                                70,018          48,445        (3) (1,850)          116,613
Cost of sales                            53,207          37,508        (4)    334            89,199
                                      ---------       ---------        (3) (1,850)          -------
 Gross profit                            16,811          10,937                              27,414


Operating expenses:
 Selling                                  6,800           5,803        (4)    211            12,814
 Administrative                           6,049           3,562        (4)     74             9,685
 Goodwill Amorization                         -               -        (4)    488               488
                                      ---------       ---------                             -------
  Total operating expenses               12,849           9,365                              22,987


Operating Income                          3,962           1,572                               4,427

Other expenses (income)
 Interest expense                         2,509           2,690                               5,199
 Interest income                           (827)            (76)                               (903)
 Exchange difference, net                   206             772                                 978
 Miscellaneous                             (309)            665                                 356
                                      ---------       ---------                             -------
  Total other expenses                    1,579           4,051                               5,630


Net income (loss) before income           2,383          (2,479)                             (1,203)
taxes and minority interest

Income tax                                  291               -        (5)   (186)              105
                                      ---------       ---------                             -------
Net income (loss) before minority         2,092          (2,479)                             (1,308)
interest
Minority interest                         1,165               -                               1,165
                                      ---------       ---------                             -------

Net (loss) income                           927          (2,479)                              (2,473)
                                      ---------       ---------                             -------
Preferred dividends                         172              95                                 267

Net income (loss) applicable to
common stock                                755          (2,574)                             (2,740)
                                      =========       =========                             =======
Earnings (loss) per share                0.0382

Weighted average number of           19,776,063
shares

Pro forma loss per share                                                                     (0.123)

Pro forma weighted average
number of shares                                                                         22,223,121

See accompanying notes to unaudited pro forma combined condensed financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                             STATEMENTS (Unaudited)


(1) Reflects a non-interest-bearing promissory note due to Commercial Angui, S.A. with a $2.4 million face value accounted for at its present value of $1,927,976, and the issuance of 2,447,058 shares of the Company at a price of $1.0625 per share for a total of $2,600,000 for the acquisition of 51% of outstanding voting stock As de Oros. The shares are included in the weighted average share calculation of the Company's earnings per share, on a pro forma basis.

(2) Deferred income tax liability originated by excess of fair market value over book value of property, plant and equipment.

(3) Eliminates intercompany transactions taken place during the periods presented. As de Oros and Corporacion Pipasa, S.A. (Subsidiary of the Company) carried out transactions which resulted in income and expenses orginated by services, sales of products bought and sold between both companies; and accounts due between Pipasa and As de Oros.

(4) Reflects excess of fair market value over book value of the net assets acquired and excess of purchase price over fair value of net assets acquired (goodwill). Goodwill also includes the minority interest share of As de Oros' deficit. Excess fair market value over book value was allocated to property, plant and equipment. The excess of purchase price over net assets acquired is amortized using the straight line method over a 5 year period. Fair market value over book value of property, plant and equipment will be depreciated over a period of approximately 10 years using the straight line method.

(5) Recognition of Deferred tax benefit, originated by amortization of excess fair market value over property, plant and equipment.

(6) Preferred shares of As de Oros have been presented as part of Minority Interest on the Proforma balance sheets.

(7) The Company does not expect to incur any material changes due to the accounting policies used by As de Oros.

(8) The Company does not expect the acquisition transaction to result in any material changes concerning current income taxes.

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                        Consolidated Financial Statements

                       September 30, 1997, 1996, and 1995
                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
 Corporacion As de Oros, S.A.

We have audited the accompanying consolidated balance sheets of Corporacion As de Oros, S.A. and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Corporacion As de Oros, S.A. and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1997, in conformity with United States generally accepted accounting principles.

San Jose, Costa Rica
April 24, 1998


KPMG Peat Marwick

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           September 30, 1997 and 1996

                     ASSETS                                                  1997               1996
                     ------                                                  ----               ----
    Current assets:
        Cash and cash equivalents                                      US$   774,810          1,560,372
        Short-term investments                                               158,988            245,577
        Accounts receivable, net (note 2)                                  3,372,219          3,424,983
        Inventories, net (note 3)                                          4,403,173          5,152,344
        Prepaid expenses                                                     155,501            118,983
                                                                       -------------         ----------
                  Total current assets                                     8,864,691         10,502,259
                                                                       -------------         ----------
    Property, plant and equipment, net (note 5)                            5,952,143          7,787,997
    Other assets                                                             387,849            520,170
                                                                       -------------         ----------
                  Total assets                                         US$15,204,683         18,810,426
                                                                       =============         ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
    Current liabilities:
        Notes payable (note 6)                                         US$ 6,345,213          8,168,487
        Current installments of long-term debt (note 7)                      947,355          1,663,450
        Accounts payable                                                   4,212,712          4,029,894
        Accrued expenses                                                     860,014            712,677
                                                                       -------------         ----------
                  Total current liabilities                               12,365,294         14,574,508
    Long-term debt, excluding current installments (note 7)                4,706,624          3,780,661
    Other liabilities                                                        230,929             61,410
                                                                       -------------         ----------
                  Total liabilities                                       17,302,847         18,416,579
                                                                       -------------         ----------
    Stockholders' (deficit) equity (note 8):
        Common stock                                                       4,657,348          4,657,348
        Preferred stock                                                    1,003,287          1,003,287
        Additional paid-in-capital                                           736,114            736,114
        Accumulated deficit                                               (5,603,906)        (3,030,027)
        Legal reserve                                                         93,264             93,264
        Cumulative translation adjustment                                 (2,984,271)        (3,066,139)
     Contingencies (note 13)                                                       -                  -
                                                                       -------------         ----------
                  Total stockholders' (deficit) equity                    (2,098,164)           393,847
                                                                       -------------         ----------
                  Total liabilities and stockholders'
                         (deficit) equity                              US$15,204,683         18,810,426
                                                                       =============         ==========

See accompanying notes to consolidated financial statements.

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                      Consolidated Statements of Operations

                 Years ended September 30, 1997, 1996, and 1995

                                                                            1997              1996             1995
                                                                            ----              ----             ----
       Sales                                                         US$ 48,445,183        49,472,969       48,492,978
       Cost of sales                                                     37,507,812        37,863,103       34,994,533
                                                                     --------------        ----------       ----------
                 Gross profit                                            10,937,371        11,609,866       13,498,445
       Operating expenses:
           General and administrative                                     5,803,061         7,627,592        7,678,624
           Selling                                                        3,562,083         3,496,668        3,466,275
                                                                     --------------        ----------       ----------
                 Total operating expenses                                 9,365,144        11,124,260       11,144,899
                                                                     --------------        ----------       ----------
                 Income from operations                                   1,572,227           485,606        2,353,546
                                                                     --------------        ----------       ----------
       Other expenses (income):
           Interest expense                                               2,690,133         2,737,477        3,176,761
           Interest income                                                  (76,252)         (171,376)        (130,001)
           Foreign currency exchange losses, net                            771,706           546,482          316,446
           Miscellaneous, net                                               665,853          (189,774)         558,777
                                                                     --------------        ----------       ----------
                Other expenses, net                                       4,051,440         2,922,809        3,921,983
                                                                     --------------        ----------       ----------
                Loss before income taxes                                  2,479,213         2,437,203        1,568,437
       Income taxes (note 10)                                                     -                 -           89,074
                                                                     --------------        ----------       ----------
                     Net loss                                        US$  2,479,213         2,437,203        1,657,511
       Preferred stock dividends                                             94,666           162,515          182,993
                                                                     --------------        ----------       ----------
       Net loss applicable to common stock                           US$  2,573,879         2,599,718        1,840,504
                                                                     ==============        ==========       ==========
       Loss per share:
           Net loss per common share                                 US$       1.72              1.73             1.23
                                                                     ==============        ==========       ==========
           Weighted average number of common shares
              outstanding                                                 1,500,000         1,500,000        1,500,000
                                                                     ==============        ==========       ==========

See accompanying notes to consolidated financial statements.

           CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

   Consolidated Statements of Stockholders'(Deficit) Equity

        Years ended September 30, 1997, 1996 and 1995

                                      COMMON STOCK                                                        RETAINED        TOTAL
                                 ------------------------             ADDITIONAL  CUMULATIVE              EARNINGS    STOCKHOLDERS'
                                 NUMBER OF                 PREFERRED    PAID-IN   TRANSLATION   LEGAL   (ACCUMULATED    (DEFICIT)
                                  SHARES         AMOUNT      STOCK      CAPITAL   ADJUSTMENT   RESERVE    DEFICIT)       EQUITY
                                 ---------  -------------  ---------  ----------  -----------  -------  ------------  -------------
Balance, September 30, 1994      1,500,000  US$ 4,657,348    771,568    736,114   (2,263,923)   64,871    1,966,119     5,932,097
Issuance of preferred stock to
     existing stockholders               -              -    231,719          -            -         -            -       231,719
Increase in legal reserve                -              -          -          -            -    21,616      (21,616)            -
Cash dividends on preferred
     stock                               -              -          -          -            -         -     (182,993)     (182,993)
Cash dividends on common stock           -              -          -          -            -         -     (527,531)     (527,531)
Net loss                                 -              -          -          -            -         -   (1,657,511)   (1,657,511)
Translation adjustment                   -              -          -          -     (553,304)        -            -      (553,304)
                                 ---------  -------------  ---------    -------   ----------    ------   ----------    ----------
Balance, September 30, 1995      1,500,000      4,657,348  1,003,287    736,114   (2,817,227)   86,487     (423,532)    3,242,477
Increase in legal reserve                -              -          -          -            -     6,777       (6,777)            -
Cash dividends on preferred
     stock                               -              -          -          -            -         -     (162,515)     (162,515)
Net loss                                 -              -          -          -            -         -   (2,437,203)   (2,437,203)
Translation adjustment                   -              -          -          -     (248,912)        -            -      (248,912)
                                 ---------  -------------  ---------    -------   ----------    ------   ----------    ----------
Balance, September 30, 1996      1,500,000      4,657,348  1,003,287    736,114   (3,066,139)   93,264   (3,030,027)      393,847
Cash dividends on preferred
     stock                               -              -          -          -            -         -      (94,666)      (94,666)
Net loss                                 -              -          -          -            -         -   (2,479,213)   (2,479,213)
Translation adjustment                   -              -          -          -       81,868         -            -        81,868
                                 ---------  -------------  ---------    -------   ----------    ------   ----------    ----------
Balance, September 30, 1997      1,500,000  US$ 4,657,348  1,003,287    736,114   (2,984,271)   93,264   (5,603,906)   (2,098,164)
                                 =========  =============  =========    =======   ==========    ======   ==========    ==========

See accompanying notes to consolidated financial statements.

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                 Years ended September 30, 1997, 1996, and 1995

                                                                               1997           1996             1995
                                                                               ----           ----             ----
Cash flows from operating activities:
     Net loss                                                           US$ (2,479,213)    (2,437,203)      (1,657,511)
     Adjustments to reconcile net loss to
         net cash provided by operating activities:
              Depreciation                                                     734,060        847,962        1,005,681
              Loss (gain) from disposal of productive
                  assets                                                       576,097       (433,682)         177,645
              Allowance for doubtful receivables                               172,971         10,498          144,251
     Cash provided by (used for) changes in:
              Accounts receivable                                             (493,016)      (700,629)        (432,738)
              Inventories                                                      225,075     (1,415,807)        (929,489)
              Prepaid expenses                                                 (51,573)        65,564           (7,337)
              Accounts payable                                                 634,904      1,711,086          745,156
              Accrued expenses                                                 233,595       (204,091)         481,791
              Other liabilities                                                185,553        (90,221)         179,579
                                                                        --------------     ----------       ----------
                  Cash used for operating activities                          (261,547)    (2,646,523)        (292,972)
                                                                        --------------     ----------       ----------
Investing activities:
     Short-term investments                                                     64,399       (227,368)         731,857
     Additions to property, plant and equipment                               (211,514)    (1,008,382)      (2,052,661)
     Proceeds from sales of productive assets                                        -        655,882                -
     Decrease (increase) in other assets                                        59,845       (135,566)         717,557
                                                                        --------------     ----------       ----------
                  Cash used for investing activities                           (87,270)      (715,434)        (603,247)
                                                                        --------------     ----------       ----------
Financing activities:
     Short-term financing-increase (decrease) in notes
         payable                                                            (1,027,234)     5,605,377       (2,623,206)
     Cash dividends                                                            (94,666)      (162,515)        (710,524)
     Long-term financing:
         Payments                                                             (834,706)    (4,680,935)      (1,916,825)
         New loans                                                           1,653,276      3,943,248        5,191,106
     Issue of preferred stock                                                        -              -          231,719
                                                                        --------------     ----------       ----------
                  Cash provided by (used for) financing
                      activities                                              (303,330)     4,705,175          172,270
                                                                        --------------     ----------       ----------
Effect of exchange rate changes on cash and cash
     equivalents                                                              (133,415)      (132,535)          33,802
                                                                        --------------     ----------       ----------
                  Increase (decrease) in cash and cash
                      equivalents                                             (785,562)     1,210,683         (690,147)
Cash and cash equivalents at beginning of year                               1,560,372        349,689        1,039,836
                                                                        --------------     ----------       ----------
Cash and cash equivalents at end of year                                       774,810      1,560,372          349,689
                                                                        ==============     ==========       ==========
Supplementary disclosures of cash flow information:
     Cash paid during year for:
       Interest                                                              2,690,133      2,737,477        3,176,761
                                                                        ==============     ==========       ==========
       Income taxes                                                     US$    122,373         81,721           70,218
                                                                        ==============     ==========       ==========

See accompanying notes to consolidated financial statements.

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       September 30, 1997, 1996, and 1995

(1)    SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     (a) CORPORATE ACTIVITY

     On May 8, 1992, Aguilar & Solis, S.A., Aguilar y Venegas, S.A., Avicola La Garita, S.A., Central de Incubacion, S.A., Grupo Corporativo As de Oros, S.A., El Cometa Comercial, S.A., Industrializadora As de Oros, S.A., Porcina As de Oros, S.A., Reproductora Costarricense, S.A., Avicola El Oro, S.A., Alimentos Ascan, S.A., Servicios Agrocomerciales Belen, S.A., Productora Nacional de Aves, S.A., and Comercializadora As de Oros, S.A. merged into the surviving entity, Corporacion As de Oros, S.A. (the Company). As of the date of the merger the entities were under common ownership; therefore, the merger was recorded by the pooling-of interests method.

     The Company produces and markets poultry products through six owned and 61 leased farms and in two processing plants located throughout Costa Rica. The main market for the Company is within Costa Rica, and to a lesser extent in the countries of El Salvador, Honduras, Nicaragua, and Guatemala.

     In September 1992, Restaurantes As, S.A., Pocosa Alajuela, S.A., Pocosa Diversiones, S.A., Pocosa San Jose, S.A., Pocosa San Pedro, S.A., Pocosa Guadalupe, S.A., Rapifritos, S.A., Alimentos Procesados Alprosa, S.A., Comercial Alimenticia Coalsa, S.A., and La Casa del Pollo, S.A. merged into the surviving entity, Restaurantes As, S.A., which is engaged in the selling of fast food, mainly chicken-based food. As of October 30, 1992, Restaurantes As, S.A. (surviving entity) was acquired by the Company. The acquisition was recorded by the purchase method.

     In August 1994, Corasa Estudiantes, S.A. was acquired by Restaurantes As, S.A., which is engaged in the selling of fast food, mainly chicken-based food. The acquisition was recorded by the purchase method.

     (b) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Corporacion As de Oros, S.A. and its wholly-owned subsidiaries Restaurantes As, S.A. and Corasa Estudiantes, S.A. All significant intercompany balances and transactions have been eliminated in consolidation.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     (c) ACCOUNTING PRINCIPLES

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (USGAAP).

     (d) USE OF ESTIMATES

     Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of assets and liabilities to prepare financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (e) FOREIGN CURRENCY TRANSLATION

     Most business transactions of Corporacion As de Oros, S.A. and its subsidiaries take place in the Republic of Costa Rica, where the local currency is the colon (/colon/). The parity of the colon to the US dollar is determined in a free exchange market, supervised by the Central Bank of Costa Rica. As of September 30, 1997, 1996, and 1995, commercial exchange rates were /colon/238.77, /colon/213.94, and /colon/187.62 to US$1.00, respectively.

     The consolidated financial statements have been translated into US dollars on the basis of the colon (/colon/) as the functional currency, as follows: assets and liabilities denominated in US dollars have been stated at nominal dollar amounts; assets and liabilities denominated in Costa Rican colones have been translated at the commercial exchange rates prevailing at balance sheet dates; stockholders' equity accounts have been translated at exchange rates in effect when incurred or realized (historical exchange rates) ; revenue and expenses have been translated at average exchange rates in effect during the years then ended. Translation adjustments have been recorded as a separate component of stockholders' equity.

     (f) CASH EQUIVALENTS

     Highly liquid investments with original maturities of three months or less are treated as cash equivalents.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     (g) SHORT-TERM INVESTMENTS

     The Company has investments in short-term debt securities which have been classified under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115 as held to maturity.

     Short-term investments consist primarily of commercial paper with original maturities between 3 and 12 months; US dollar-denominated paper bears interest at rates ranging between 4.25% and 7.10% per annum; colones-denominated paper bears interest at rates ranging between 16.75% and 20.55% per annum. These investments are carried at cost, which approximates fair market value.

     (h) INVENTORIES AND ALLOWANCE FOR RENEWAL OF PRODUCTION POULTRY

     Inventories are stated at the lower of cost or market. Cost is determined using the weighted-average method, except for inventories in transit which are valued at specific cost.

     Allowance for renewal of production poultry is determined based on the estimated poultry reproductive period.

     (i) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements to property and equipment which extend their useful lives are capitalized. Disbursements for maintenance, repairs, and minor renewals are expensed when incurred.

     (j) DEPRECIATION

     Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows: buildings-50 years; vehicles, machinery and equipment, furniture and fixtures-between five and 20 years.

     (k) ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising costs amounted to US$325,754, US$210,229, and US$357,055 in 1997, 1996, and 1995,
     respectively.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     (l) INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (m)  IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED
          OF

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which became effective for fiscal years beginning after December 15, 1995. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's consolidated financial position and results of operations.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     (n) TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125 is effective for transferring and servicing financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. This Statement provides accounting and reporting standards based on consistent application of a financial-components approach that focuses on control. It distinguishes between transfers of financial assets that are sales and transfers that are secured borrowings. The adoption of SFAS No. 125 did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

     (o) EARNINGS (LOSSES) PER SHARE

     Losses per share for the years ended September 30, 1997, 1996 and 1995 have been computed on the basis of the weighted-average number of common shares outstanding, totaling 1,500,000 for the years ended September 30, 1997, 1996 and 1995.

     (p) NEW ACCOUNTING PRONOUNCEMENTS

     EARNINGS PER SHARE - In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share, which gives instructions for the computation, presentation, and disclosure of earnings per share and is effective for both interim and annual periods ending after December 15, 1997.

     DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE - In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, Disclosure about Capital Structure, which requires companies to present additional information about securities, preferred stock, and redeemable stock and is effective for fiscal years ending after December 15, 1997.

     REPORTING COMPREHENSIVE INCOME - In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements and is effective for fiscal years beginning after December 15, 1997.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION - In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires that public businesses report certain information in the financial statements about their products, services, geographic areas in which they operate, and their major customers, related to the operating segments of a company. The statement is effective for fiscal years beginning after December 15, 1997.

     Management of the Company does not expect that adoption of SFAS No. 128, 129 and 131 will have a material impact on the Company's consolidated financial position, results of operations, or liquidity. Likewise, Management believes that adoption of SFAS No. 130 will result primarily in including the changes in cumulative translation adjustment in the statement of comprehensive income.

     (q) YEAR 2000 (UNAUDITED)

     As of September 30, 1997, Company management is preparing a plan to evaluate its current computer systems and the estimated costs of conversion, if required. As of the day of this report, the effect, if any, on the Company's operations is uncertain.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

 (2)    ACCOUNTS RECEIVABLE, NET

       Accounts receivable consist of the following:

                                                          1997          1996
                                                          ----          ----
       Accounts receivable:
           Trade receivables                        US$ 3,645,277     3,617,899
           Other                                           95,970        35,935
                                                    -------------     ---------
                                                        3,741,247     3,653,834
           Less allowance for doubtful accounts          (369,028)     (228,851)
                                                    -------------     ---------
       Accounts receivable, net                     US$ 3,372,219     3,424,983
                                                    =============     =========

 (3)   INVENTORIES

       Inventories consist of the following:

                                                          1997          1996
                                                          ----          ----

           Finished products                        US$   865,015     1,435,637
           Poultry                                      1,039,350     1,191,901
           Production poultry                             559,767       797,605
           Materials and supplies                         455,309       393,702
           Raw materials                                  997,629     1,333,833
           In transit                                     645,291       265,226
                                                    -------------     ---------
                                                        4,562,361     5,417,904
           Allowance for renewal of production
              poultry                                    (159,188)     (265,560)
                                                    -------------     ---------
                  Inventories, net                  US$ 4,403,173     5,152,344
                                                    =============     =========

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(4)    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at September 30, 1997 and 1996. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                                   1997                                1996
                                                       ----------------------------          -------------------------
                                                          CARRYING          FAIR              CARRYING          FAIR
                                                           AMOUNT           VALUE              AMOUNT          VALUE
                                                          --------          -----             --------         -----
             Cash and cash equivalents                 US$   774,810        774,810          1,560,372       1,560,372
             Short-term investments                          158,988        158,988            245,577         245,577
             Accounts receivable, net                      3,372,219      3,372,219          3,424,983       3,424,983

             Notes payable                                 6,345,213      6,345,213          8,168,487       8,168,487
             Current installments of
                 long-term debt                              947,355        947,355          1,663,450       1,663,450
             Accounts payable and accrued
                 expenses                                  5,072,726      5,072,726          4,742,571       4,742,571
             Long-term debt                            US$ 4,706,624      4,706,624          3,780,661       3,780,661
                                                           =========      =========          =========       =========

       The data presented above represent management's best estimates based on a range of methodologies and assumptions, including the following:

       /bullet/ For cash and cash equivalents, short-term investments, accounts payable, and accounts receivable, the carrying amounts approximate fair value because of the short maturity of these instruments.

       /bullet/ For notes payable and current installments of long-term debt, the carrying amount approximates fair value because of the short maturity of those instruments, and in the case of long term debt, the carrying amount approximates fair market value because of variable interest rates.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(5)    PROPERTY, PLANT AND EQUIPMENT, NET

       Property, plant, and equipment, net, are summarized as follows:

                                                         1997           1996
                                                         ----           ----
          Land                                     US$   927,525      1,031,629
          Buildings and facilities                     2,695,689      2,870,776
          Machinery and equipment                      3,687,480      4,747,662
          Vehicles                                     1,197,623      1,532,272
          Construction in process                         20,474        270,393
          Others                                          18,817         15,765
                                                   -------------     ----------
                                                       8,547,608     10,468,497

          Less accumulated depreciation                2,595,465      2,680,500
                                                   -------------     ----------
          Property, plant and equipment, net       US$ 5,952,143      7,787,997
                                                   =============     ==========

       Most of the above assets have been pledged in guarantee of certain long-term debt (see note 7).

       Depreciation expense in 1997, 1996, and 1995 amounted to US$734,060, US$847,962, and US$1,005,681, respectively.

(6)    NOTES PAYABLE

       Notes payable consist of the following:

                                                         1997           1996
                                                         ----           ----
       Colon-denominated:
           Loans payable                           US$   467,401       277,941
           Commercial paper                              220,994     1,047,886
                                                       ---------     ---------
                                                         688,395     1,325,827
       US dollar-denominated-Loans payable             5,656,818     6,842,660
                                                       ---------     ---------
                                                   US$ 6,345,213     8,168,487
                                                       =========     =========

     Loans payable include lines of credit and commitments with banks for letters of credit to support commercial operations with suppliers to acquire raw materials. As of September 30, 1997 and 1996, the balance of notes payable represents notes in colones and US dollars due to private local banks. Such notes bear interest at rates ranging between 10.5% and 12% per annum in US dollars; and 30% and 32% per annum in colones. Almost all of these notes are guaranteed by drafts.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     As of September 30, 1997, the Company has line of credit agreements with banks for a maximum of US$209,000, of which US$209,000 has already been used.

     During fiscal 1995 and 1996, the Company issued commercial paper which was represented by unsecured debt certificates in colones registered with the Costa Rican Stock Exchange, for an amount of US$1 million. Commercial paper bore annual interest rates ranging between 21.5% and 33.60%. During 1997, such debt certificates were paid off by the Company.

 (7)   LONG-TERM DEBT

     Long-term debt is as follows:

                                                       1997             1996
                                                       ----             ----
       Colon-denominated Bank loans              US$ 4,498,547        5,315,925
       US dollar-denominated Bank loans              1,155,432          128,186
                                                 -------------        ---------
                                                     5,653,979        5,444,111
              Less current installments                947,355        1,663,450
                                                 -------------        ---------
                                                 US$ 4,706,624        3,780,661
                                                 =============        =========

     Banks loans are secured by most of the Company's land, building, machinery, equipment, and vehicles. Interest rates for long-term debt are as follows:

                                                 1997                1996
                                                 ----                ----
     US dollar-denominated loans               8.5%-10.5%                 8.5%
     Costa Rican colones-denominated loans      18%-29.75%        24.5%-32.95%

     In February 1998, the Company's debt was refinanced, (see note 14).

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(8)  STOCKHOLDERS' EQUITY

     Common stock

     As of September 30, 1997 and 1996, 1,200,000 Class "A" common shares of US$3.1049 par value each have been authorized and issued, and 800,000 Class "B" shares of US$3.1049 par value each, have been authorized, of which 300,000 have been issued.

     Preferred stock

     As of September 30, 1997 and 1996, 1,200,000 Class "C" preferred shares were authorized, of which 158,374 had been issued for a total of US$1,003,287. The shares accrue a monthly dividend at the Prime Rate set by the Central Bank of Costa Rica.

     Legal reserve

     Costa Rican legislation requires that 5% of annual net income (in local currency) up to an amount equivalent to 20% of total capital stock be allocated to a legal reserve.

(9)  OPERATING LEASES

     The Company has entered into operating lease agreements for vehicles, motorcycles, machinery and properties used in the production of poultry and animal feed.

     Future minimum lease payment for next year is US$1,106,027.

     Rental expense amounted to US$978,665, US$853,971 and US$940,984 in 1997, 1996 and 1995, respectively.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(10) INCOME TAXES

     Income tax expense attributable to income from continuing operations for the years ended September 30, 1997, 1996, and 1995 consists of:

                                              CURRENT     DEFERRED      TOTAL
                                              -------     --------      -----
     Year ended September 30, 1997:      US$        -           -            -
     Year ended September 30, 1996:      US$        -           -            -
     Year ended September 30, 1995:      US$   89,074           -       89,074
                                             ========     ========     =======

     Costa Rican income tax expense attributable to income from continuing operations amounted to US$89,074, for the year ended September 30, 1995. Such expense differs from the amounts computed by applying the Costa Rican corporate tax rate of 30% to pretax income from continuous operations as a result of the following:

                                                                         1995
                                                                         ----
       Computed "expected" income tax expense                      US$ (470,531)
       Increase (decrease) in income taxes resulting from:
           Interest and other income not subject to taxation            (26,768)
           Increase of allowance for doubtful accounts                   15,111
           Non deductible expenses                                      637,637
           Increase in provisions for severance indemnities and
                 vacations                                               20,306
           Tax benefit under Costa Rica Income Tax Law Article 8,
           Section T for Agricultural Companies and Article
           8, Section F                                                 (86,681)
                                                                   ------------
                                                                   US$   89,074
                                                                   ============

     As of September 30, 1997 and 1996 the Company incurred in losses for tax purposes.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of September 30, 1997, 1996 and 1995 are presented below:

                                                                   1997                1996              1995
                                                                   ----                ----              ----
Deferred tax assets:
    Net operating loss carryforwards                         US$ 1,459,250            100,601             9,593
    Allowance for doubtful accounts                                110,709             68,655            74,917
    Allowance for social benefits                                  182,720            123,787           192,581
    Revaluation of property, plant and equipment
       depreciable for Costa Rican tax purposes                    329,182            372,530           491,125
                                                             -------------           --------          --------
           Total gross deferred tax assets                       2,081,861            665,573           768,216
Less valuation allowance                                        (2,081,861)          (665,573)         (768,216)
                                                             -------------           --------          --------
           Net deferred tax assets                           US$         -                  -                 -
                                                             =============           ========          ========

       The Company has not recognized a deferred tax asset for 1997, 1996 and 1995. The valuation allowance has been established at 100% of the deferred tax asset balance. The deferred tax asset results primarily from tax loss carryforwards and the revaluation of fixed assets for tax purposes. The Company has historically reported a slightly higher asset tax liability compared to the income tax liability. In addition, the Company has significant tax incentives available in Costa Rica which will reduce future taxable income, thereby decreasing the potential benefit of the tax loss carryforwards and the additional depreciation resulting from the fiscal asset revaluation. Based on the above, Company's management believes it is more likely than not that the deferred tax asset will not be realized in the foreseeable future and thereby justifies the recognition of a full deferred tax asset valuation allowance in the consolidated financial statements.

       Under Costa Rican Income Tax Law, the Company is subject to a 1% asset tax which may be applied as an income tax credit. However, if the income tax is less than the asset tax liability in the same tax year, the asset tax must still be paid in full. In 1997 and 1996, the asset tax amounted to US$150,615 and US$151,336, respectively, which were recorded as part of operating expenses.

       In accordance with Costa Rican income tax regulations, companies domiciled in Costa Rica are required to file annual income tax returns for the 12-month period ending September 30 of each year.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

       Income tax returns of the Company for the years ended September 30, 1995 through 1997 are open to audit by Costa Rican Tax Authorities.

(11)   CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables.

       The Company places its cash equivalents and short-term investments with highly rated financial institutions.

       Concentrations of credit risk with respect to trade receivables are limited since the Company's customer base is geographically dispersed. The Company controls credit risk through credit approvals, credit limits, and other monitoring procedures. Losses due to bad debts have not been material.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(12)   BUSINESS SEGMENT INFORMATION

The Company's operations have been classified into six business segments: broiler chicken, animal feed, extruder, by-products, exports, and others. The financial information by business segment for 1997, 1996, and 1995 is summarized as follows (in thousands of dollars):

                                          1997         1996        1995
                                          ----         ----        ----
       Net sales:
         Broiler chicken              US$ 15,132      15,145      14,772
         Animal feed                      19,418      19,695      18,114
         Restaurants                       8,659       8,102       9,171
         By-products                       1,605       1,657       2,155
         Exports                              62         260         530
         Other                             3,569       4,613       3,751
                                      ----------      ------      ------
                                      US$ 48,445      49,472      48,493
                                      ----------      ------      ------
       Cost of sales:
         Broiler chicken              US$ 12,199      11,534       9,876
         Animal feed                      15,659      16,568      15,075
         Restaurants                       4,679       4,015       4,763
         By-products                       1,392       1,580       1,441
         Exports                              52         206         370
         Other                             3,527       3,960       3,470
                                      ----------      ------      ------
                                      US$ 37,508      37,863      34,995
                                      ----------      ------      ------
       Gross profit:
         Broiler chicken              US$  2,933       3,611       4,896
         Animal feed                       3,759       3,130       3,039
         Restaurants                       3,980       4,286       4,408
         By-products                         213         277         714
         Exports                              10          54         160
         Other                                42         251         281
                                      ----------      ------      ------
                                      US$ 10,937      11,609      13,498
                                      ----------      ------      ------
       Selling expenses:
         Broiler chicken              US$  2,143       1,924       1,760
         Animal feed                         690         851       1,019
         By-products                         222         212         231
         Exports                               9          29          56
         Other                               498         480         400
                                      ----------      ------      ------
                                      US$  3,562       3,496       3,466
                                      ----------      ------      ------
       General and administrative:
          Corporate                   US$  5,803       7,628       7,679
                                      ----------      ------      ------
       Income from operations         US$  1,572         485       2,353
                                      ==========      ======      ======

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(13) CONTINGENCIES

       In 1997, Tax Authorities issued an assessment for fiscal year 1995 seeking US$131,437 of additional income taxes. Authorities have contested depreciation expense and income tax withholdings of employees. The Company has appealed this decision and does not expect that its resolution will result in a material adverse effect on the results of its operations or its financial position.

       The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the final resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

(14)   SUBSEQUENT EVENT

          On February 26, 1998, Costa Rica International Inc. ("CRI") consummated a stock purchase agreement (the "Agreement") with Comercial Angui, S.A., a privately-owned company and the majority shareholder of Corporacion As de Oros, S.A. and its wholly-owned subsidiaries Restaurantes As, S.A. and Corasa Estudiantes, S.A. (the Company) whereby CRI acquired 51% of the outstanding voting stock of the Company for US$2.4 million, in cash upon the maturity of a promissory note due in January 2000 and US$2.6 million in CRI stock.

          Concurrently with the Agreement, CRI has completed a private placement of US$20 million in notes payable bearing interest at 11.71% per annum, comprised of US$8 million in Series A Senior Notes and US$12 million in Series B Senior Notes, all due upon maturity on January 15, 2005. The Series B Notes have been used to refinance substantially all outstanding debt of Corporacion As de Oros, S.A. On February 26, 1998, bank loans described in note 7 were paid-off using the proceeds from the Series B Notes.

          Among others, the aforementioned private placement includes the following terms:

          /bullet/ Notes shall be payable annually in 5 consecutive principal installments amounting to US$4,000,000 each (from the aggregate amount). Such notes have a 2-year grace period.

                                                                     (Continued)

                  CORPORACION AS DE OROS, S.A. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

          /bullet/ CRI guarantees there will be no significant organizational changes and that all federal and local laws and regulations will be complied with.

          /bullet/ Financial and business information for CRI and its subsidiaries will be remitted periodically, as stipulated in the agreement.

          /bullet/ CRI is committed to comply with several financial and operational covenants, as well as to review the relevant terms included in the agreement to prevent the existence of default or event of default. If any such condition or event existed or exists, it will be informed as required.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          COSTA RICA INTERNATIONAL, INC.



Dated:  May 8, 1998                       By: /s/ CALIXTO CHAVEZ
                                              ---------------------------------
                                               Calixto Chavez
                                               Chief Executive Officer